4Q14/FY14 Earnings Release	Page 1 of 4

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Nathan Misner
(206) 272-7494
n.misner@f5.com

F5 Networks Announces Fourth Quarter and Fiscal 2014 Results
SEATTLE, WA - October 29, 2014 - F5 Networks, Inc. (NASDAQ: FFIV) today announced revenue of $465.3 million for the fourth quarter of fiscal year 2014, up 6 percent from $440.3 million in the prior quarter and 18 percent from $395.3 million in the fourth quarter of fiscal year 2013. For fiscal year 2014, revenue was $1.73 billion, up 17 percent from $1.48 billion in fiscal year 2013.
GAAP net income for the fourth quarter was $94.0 million ($1.26 per diluted share) compared to $79.5 million ($1.05 per diluted share) in the third quarter of 2014 and $76.2 million ($0.97 per diluted share) in the fourth quarter a year ago. GAAP net income for the year was $311.2 million ($4.09 per diluted share) versus $277.3 million ($3.50 per diluted share) in fiscal year 2013.
Excluding the impact of stock-based compensation and amortization of purchased intangible assets, non-GAAP net income for the fourth quarter was $116.7 million ($1.57 per diluted share), compared to $104.6 million ($1.39 per diluted share) in the prior quarter and $99.2 million ($1.26 per diluted share) in the fourth quarter of fiscal 2013. For fiscal year 2014, non-GAAP net income was $413.0 million ($5.43 per diluted share) versus $362.9 million ($4.59 per diluted share) in fiscal year 2013.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
“The fourth quarter of fiscal 2014 was a solid finish to a year characterized by positive customer and partner response to our Synthesis architecture, the array of new products we rolled out in fiscal 2013, our Good Better Best pricing strategy, and the enhanced capabilities of our BIG-IQ management platform,” said John McAdam, F5 president and chief executive officer.
“During the quarter, product revenue grew 20 percent from the fourth quarter of 2013, driven by strong sequential growth of Enterprise sales in the Americas and solid year-over-year growth in EMEA and APAC. Contributing to that growth, rising concern over the increasing number and variety of security threats helped stimulate demand for our security solutions and drive sales of our Better and Best software bundles, which include our most popular security products. This quarter, we will expand our portfolio of security offerings with the launch of our WebSafe and MobileSafe anti-malware solutions, available as software modules on TMOS, and Defense.Net, cloud-based DDoS protection that complements our on-premise DDoS solution.

4Q14/FY14 Earnings Release	Page 2 of 4

“Revenue for the quarter and the year also benefited from a steady increase in the number of deals greater than $500,000 and a significant rebound in deals greater than $1 million. In addition, sales of our Virtual Edition (software-only) products continued to gain traction, with annual revenue up 49 percent from fiscal 2013.
“Revenue from consulting not only contributed to another year of solid growth in service revenue but helped drive follow-on product sales in major accounts, particularly in replacing other vendors’ products.
“Looking forward, I am confident that all of the company-specific drivers that propelled our growth in the fourth quarter and fiscal 2014 will continue to have a positive impact on our business throughout 2015. In addition, I believe our partnerships with major SDN and cloud providers will open up new opportunities for growth as the year progresses,” McAdam said.
For the first quarter of fiscal 2015, ending December 31, the company has set a revenue target of $460 million to $470 million with a GAAP earnings target of $1.10 to $1.13 per diluted share. Excluding stock-based compensation expense and amortization of purchased intangible assets, the company’s non-GAAP earnings target is $1.46 to $1.49 per diluted share.
A reconciliation of the company's expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	December 31, 2014

Reconciliation of Expected Non-GAAP First Quarter Earnings	Low	High
Net income	$81.5	$83.7
Stock-based compensation expense	$31.0	$31.0
Amortization of purchased intangible assets	$3.2	$3.2
Tax effects related to above items	$(8.1)	$(8.1)
Non-GAAP net income excluding stock-based compensation expense and amortization of purchased intangible assets	$107.6	$109.8
Net income per share - diluted	$1.10	$1.13
Non-GAAP net income per share - diluted	$1.46	$1.49

4Q14/FY14 Earnings Release	Page 3 of 4

About F5 Networks
F5 (NASDAQ: FFIV) provides solutions for an application world. F5 helps organizations seamlessly scale cloud, data center, and software defined networking (SDN) deployments to successfully deliver applications to anyone, anywhere, at any time. F5 solutions broaden the reach of IT through an open, extensible framework and a rich partner ecosystem of leading technology and data center orchestration vendors. This approach lets customers pursue the infrastructure model that best fits their needs over time. The world’s largest businesses, service providers, government entities, and consumer brands rely on F5 to stay ahead of cloud, security, and mobility trends. For more information, go to f5.com.
You can also follow @f5networks on Twitter or visit us on Facebook for more information about F5, its partners, and technology.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, statements regarding the continuing strength and momentum of F5's business, future financial performance, sequential growth, projected revenues including target revenue and earnings ranges, income, earnings per share, share amount and share price assumptions, demand for application delivery networking, application delivery services, security, virtualization and diameter products, expectations regarding future services and products, expectations regarding future customers, markets and the benefits of products, and other statements that are not historical facts and which are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, optimization, diameter and virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; natural catastrophic events; a pandemic or epidemic; F5's ability to sustain, develop and effectively utilize distribution relationships; F5's ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5's ability to expand in international markets; the unpredictability of F5's sales cycle; F5’s share repurchase program; future prices of F5's common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.

4Q14/FY14 Earnings Release	Page 4 of 4

GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, amortization of purchased intangible assets and acquisition-related charges, net of taxes, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation, amortization of purchased intangible assets and acquisition-related charges. This measure of non-GAAP net income is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Compensation—Stock Compensation (“FASB ASC Topic 718”). Amortization of intangible assets is a non-cash expense. Investors should note that the use of intangible assets contribute to revenues earned during the periods presented and will contribute to revenues in future periods. Acquisition-related expenses consist of professional services fees incurred in connection with acquisitions.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the company’s core business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s core business and which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into the company’s operational performance and financial results.
For reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, please see the section in our Consolidated Statements of Operations entitled “Non-GAAP Financial Measures.”
# # # #

F5 Networks, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	September 30,	September 30,
	2014	2013

ASSETS
Current assets
Cash and cash equivalents	$281,502	$189,693
Short-term investments	363,877	352,450
Accounts receivable, net of allowances of $4,958 and $3,259	242,242	204,205
Inventories	24,471	19,026
Deferred tax assets	42,290	16,342
Other current assets	44,466	34,655
Total current assets	998,848	816,371
Property and equipment, net	66,791	63,522
Long-term investments	482,917	728,981
Deferred tax assets	4,434	22,389
Goodwill	556,957	523,727
Other assets, net	75,003	75,564
Total assets	$2,184,950	$2,230,554
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$43,772	$37,313
Accrued liabilities	108,772	92,608
Deferred revenue	484,437	421,429
Total current liabilities	636,981	551,350
Other long-term liabilities	22,718	25,202
Deferred revenue, long-term	152,312	109,944
Deferred tax liabilities	3,629	5,346
Total long-term liabilities	178,659	140,492
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 73,390 and 78,090 shares issued and outstanding	15,753	262,505
Accumulated other comprehensive loss	(9,584)	(7,414)
Retained earnings	1,363,141	1,283,621
Total shareholders’ equity	1,369,310	1,538,712
Total liabilities and shareholders’ equity	$2,184,950	$2,230,554

F5 Networks, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net revenues
Products	$255,461	$212,291	$936,130	$798,856
Services	209,805	183,038	795,916	682,458
Total	465,266	395,329	1,732,046	1,481,314
Cost of net revenues (1)(2)
Products	43,351	35,151	158,788	129,066
Services	38,601	31,792	151,171	123,981
Total	81,952	66,943	309,959	253,047
Gross profit	383,314	328,386	1,422,087	1,228,267
Operating expenses (1)(2)
Sales and marketing	143,284	119,836	558,284	483,041
Research and development	65,401	54,464	263,792	209,614
General and administrative	27,148	26,512	106,454	102,401
Loss on facility sublease	—	2,393	—	2,393
Total	235,833	203,205	928,530	797,449
Income from operations	147,481	125,181	493,557	430,818
Other income, net	2,323	732	3,785	7,274
Income before income taxes	149,804	125,913	497,342	438,092
Provision for income taxes	55,783	49,682	186,159	160,778
Net income	$94,021	$76,231	$311,183	$277,314

Net income per share — basic	$1.27	$0.97	$4.13	$3.53
Weighted average shares — basic	73,817	78,353	75,395	78,565

Net income per share — diluted	$1.26	$0.97	$4.09	$3.50
Weighted average shares — diluted	74,366	78,674	76,092	79,136

Non-GAAP Financial Measures
Net income as reported	$94,021	$76,231	$311,183	$277,314
Stock-based compensation expense (3)	25,159	22,031	127,156	104,212
Amortization of purchased intangible assets	3,147	1,033	9,488	4,131
Loss on facility sublease	—	2,393	—	2,393
Tax effects related to above items	(5,585)	(2,538)	(34,859)	(25,114)
Net income excluding stock-based compensation, amortization of purchased intangible assets and loss on facility sublease (non-GAAP) - diluted	$116,742	$99,150	$412,968	$362,936

Net income per share excluding stock-based compensation, amortization of purchased intangible assets and loss on facility sublease (non-GAAP) - diluted	$1.57	$1.26	$5.43	$4.59

Weighted average shares - diluted	74,366	78,674	76,092	79,136

(1) Includes stock-based compensation as follows:
Cost of net revenues	$2,591	$2,258	$13,985	$11,118
Sales and marketing	9,521	7,945	50,091	39,478
Research and development	9,029	7,638	43,633	32,668
General and administrative	4,018	4,190	19,447	20,948
	$25,159	$22,031	$127,156	$104,212

(2) Includes amortization of purchased intangible assets as follows:
Cost of net revenues	$2,651	$958	$7,890	$3,831
Sales and marketing	496	75	1,598	300
	$3,147	$1,033	$9,488	$4,131

(3)    Stock-based compensation is accounted for in accordance with the fair value recognition provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (“FASB ASC Topic 718”)

F5 Networks, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Years Ended
	September 30,
	2014	2013
Operating activities
Net income	$311,183	$277,314
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gain on disposition of assets and investments	(195)	(187)
Stock-based compensation	127,156	104,212
Provisions for doubtful accounts and sales returns	2,870	1,025
Depreciation and amortization	46,121	40,005
Deferred income taxes	(3,090)	474
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	(40,895)	(18,867)
Inventories	(5,445)	(1,617)
Other current assets	(9,828)	(3,614)
Other assets	(2,502)	683
Accounts payable and accrued liabilities	18,339	16,790
Deferred revenue	105,278	83,475
Net cash provided by operating activities	548,992	499,693
Investing activities
Purchases of investments	(515,737)	(938,571)
Maturities of investments	523,983	613,927
Sales of investments	214,493	212,011
Decrease (increase) in restricted cash	59	(612)
Acquisition of businesses, net of cash acquired	(49,439)	(212,642)
Purchases of property and equipment	(22,718)	(26,583)
Net cash provided by (used in) investing activities	150,641	(352,470)
Financing activities
Excess tax benefit from stock-based compensation	10,283	4,091
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	35,299	29,591
Repurchase of common stock	(650,542)	(200,000)
Net cash used in financing activities	(604,960)	(166,318)
Net increase (decrease) in cash and cash equivalents	94,673	(19,095)
Effect of exchange rate changes on cash and cash equivalents	(2,864)	(2,393)
Cash and cash equivalents, beginning of year	189,693	211,181
Cash and cash equivalents, end of year	$281,502	$189,693